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KonaRed Corporation Introduces
New Bottle Designs for Its KonaRed
Original, Green Tea, and Soon-to-
Debut Coconut Water With Hawaiian
Superfruit

January 22, 2014. Kalaheo, Hawaii - KonaRed Corporation (www.KonaRed.com ) (OTCBB: KRED); developers of the powerful Hawaiian Coffee Fruit wellness beverage which is sold in Whole Foods, Safeway, Sprouts, 7-Eleven, and many retail outlets throughout the U.S. and Canada; is upgrading the premium functional beverage category with the introduction of a new brand- consistent series of 10.5oz bottles for its KonaRed Original, Green Tea, and soon-to-debut Coconut Water with Hawaiian Superfruit.  The new bottles can be seen at http://www.konared.com/investor- relations/news-press/

Shaun Roberts, CEO of KonaRed Corporation, stated, “We felt it necessary to redesign our bottles to create brand consistency throughout our product line. All three of our beverages will now incorporate the familiar red bottle KonaRed consumers have come to know and love. Our KonaRed Original will continue to have a red cap, but will now be adorned by a Hawaiian-themed red band at the top. Our Green Tea will now be packaged in our familiar red bottles, but will be differentiated from KonaRed Original by a green cap with a green Hawaiian-themed band toward the top. Our Coconut Water, which will debut at the Natural Products Expo West Trade Show in Anaheim, California in early March, will have a light blue cap and a matching light blue band below it.”

He added, “The premium functional beverage category focuses a great deal on packaging design, and our new series of bottles will help reinforce the KonaRed brand and help our products stand out on store shelves throughout North America.”

Additionally, in the Company’s January 17, 2014 8-K, there was a typo in the spelling of Parker McLachlin’s name.

About KonaRed Corporation KonaRed Corporation is in the business of bringing the health and wellness attributes of Hawaiian Coffee fruit to the masses. KonaRed Corporation has developed an innovative, state of the art, proprietary process that produces antioxidant-packed extracts and powders from Hawaiian Coffee Fruit which are used in its Antioxidant Juices, Organic Green Teas, and On-the-Go Packs, as well as ingredients which can be added to food, beverages, and nutritional products. The company is headquartered in Kalaheo, Hawaii, and its products are sold in select Whole Foods, Albertsons, Safeway, Sprouts, Wal-mart, 7- Eleven, and many other retail outlets throughout the US and Canada. Learn more about the science behind coffee fruit and follow the healthy, Hawaiian active lifestyle by visiting www.KonaRed.com . For Investor Relations information about the company, contact IR@KonaRed.com. For Media Inquiries, contact PR@KonaRed.com.

Notice Regarding Forward-Looking Statements This news release contains “forward-looking statements.” Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward- looking statements include, among other things, references to KonaRed’s endeavor being beneficial to consumers and shareholders alike. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

CONTACT INFORMATION

KonaRed Corporation Investor Relations
Email: IR@KonaRed.com
Website: www.KonaRed.com